Exhibit 10.26

PLUS THERAPEUTICS, INC.

2020 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following Option (this “Option” or this “Award”) to purchase Common Stock of PLUS THERAPEUTICS, INC. (the “Company”) under the Company’s 2020 Stock Incentive Plan, as amended and restated (the “Plan”):

Name of Optionee:
Total Number of Option Shares Granted:
Type of Option:
Exercise Price Per Share:
Grant Date:
Vesting Commencement Date:
Vesting Schedule:
Expiration Date:

By your written signature below (or your electronic acceptance) and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the term and conditions of the Plan and the Agreement, both of which are attached to and made a part of this document.  Your signature also means that you acknowledge that the number of Shares subject to this award represents the entire number of Shares for which the Company has granted you an option on the Grant Date set forth above.

By your written signature below (or your electronic acceptance), you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a website, it will notify you by e-mail.  Should you electronically accept this Agreement, you agree to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”

[Signature Page to follow]

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

OPTIONEE:	Plus Therapeutics, Inc.
By:
Optionee’s Signature	Name:
Title:

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

PLUS THERAPEUTICS, INC.

2020 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

The Plan and Other Agreements

The Option that you are receiving is granted pursuant and subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference.  Capitalized terms not defined in this Stock Option Agreement (the “Agreement’) will have the meanings ascribed to them in the Plan or the Notice of Stock Option Grant, as applicable.

The attached Notice of Stock Option Grant, this Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award.  Any prior agreements, commitments or negotiations concerning this Option are superseded.  This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under this Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

Tax Treatment

This Option is intended to be an incentive stock option under Section 422 of the Code or a nonstatutory option, as provided in the Notice. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Code.

Vesting

This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. This Option will in no event become exercisable for additional Shares after your Service as an Employee or a Consultant has terminated for any reason.

Term

This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination

If your Service terminates for any reason except due to your death or “Disability” (as defined in the Plan), then this Option will expire at the close of business at Company headquarters on the date three (3) months after the date your Service terminates (or, if earlier, the Expiration Date). The Company has discretion to determine when your Service terminates for all purposes under the Plan and its determinations are conclusive and binding on all persons.

Death

If your Service terminates because of your death, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date). During that period of up to 12 months, your estate or heirs may exercise the Option.

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

Disability

If your Service terminates because of your Disability, then this Option will expire at the close of business at Company headquarters on the date 12 months after the date your Service terminates (or, if earlier, the Expiration Date).

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise

The Company will not permit you to exercise this Option if the issuance of Shares at that time would violate any law or regulation. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Shares pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained.

Notice of Exercise

When you wish to exercise this Option you must provide a written or electronic “Notice of Exercise” form (substantially in the form attached to this Agreement as Exhibit A) in accordance with such procedures as are established by the Company and communicated to you from time to time. Your Notice of Exercise must specify how many Shares you wish to purchase and how your Shares should be registered. The Notice of Exercise will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your Notice of Exercise, you must include payment of the Option Exercise Price and any Tax-Related Items (as defined in the Responsibility for Taxes section below) for the Shares you are purchasing. Payment may be made in the following form(s):

	•	Your personal check, a cashier’s check or a money order.

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

•

Certificates for Shares that you own, along with any forms needed to effect a transfer of those Shares to the Company. The value of the Shares, determined as of the effective date of the Option exercise, will be applied to the Option Exercise Price. Instead of surrendering Shares, you may attest to the ownership of those Shares on a form provided by the Company and have the same number of Shares subtracted from the Shares issued to you upon exercise of the Option. However, you may not surrender or attest to the ownership of Shares in payment of the Exercise Price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•

By delivery on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of the Shares that are issued to you when you exercise this Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option Exercise Price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a Notice of Exercise form provided by the Company.

•

If permitted by the Committee and provided the Option is a nonstatutory option, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option will be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price (plus tax withholdings, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued will be paid by you in cash and no other form of payment is permitted under this Option.  The directions must be given by signing a Notice of Exercise form provided by the Company.

	•	Any other form permitted by the Committee in its sole discretion.
Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
Responsibility for Taxes

You acknowledge that, regardless of any action taken by the Company or, if different, the Parent, Subsidiary or Affiliate retaining you, the ultimate liability for all income tax, payroll tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Parent, Subsidiary or Affiliate. You further acknowledge that the Company and/or the Parent, Subsidiary or Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Parent, Subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Parent, Subsidiary or Affiliate to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Parent, Subsidiary or Affiliate, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1) withholding from your wages or other cash compensation paid to you by the Company, the Parent, Subsidiary or Affiliate; or

(2) withholding from proceeds of the sale of Shares acquired at exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization) without further consent.

Depending upon the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other withholding rates, including maximum applicable rates, in which case you may receive a refund of any other withheld amount in cash and will have no entitlement to the Shares equivalent.

Finally, you agree to pay to the Company and/or the Parent, Subsidiary or Affiliate any amount of Tax-Related Items that it may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

Restrictions on Resale

By signing this Agreement, you agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

Transfer of Option

In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a Notice of Exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Agreement.

Retention Rights

Neither your Option nor this Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its Subsidiaries and Affiliates reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

This Option carries neither voting rights nor rights to dividends.  You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the Exercise Price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by this Option and the Exercise Price may be adjusted pursuant to the Plan.
Successors and Assigns

Except as otherwise provided in the Plan or this Agreement, every term of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).
Miscellaneous

You understand and acknowledge that (1) the Plan is entirely discretionary, (2) the Company has reserved the right to amend, suspend or terminate the Plan at any time, (3) the grant of this Option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (4) all determinations with respect to any additional grants, including (without limitation) the times when Options will be granted, the number of Shares subject to awards, the exercise price and the vesting schedule, will be at the sole discretion of the Company.

The value of this Option will be an extraordinary item of compensation outside the scope of your employment contract, if any, and will not be considered a part of your normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

You understand and acknowledge that participation in the Plan ceases upon termination of your Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

You hereby authorize and direct the Company or, if different, the Parent, Subsidiary or Affiliate retaining you, to disclose to the Company or any Subsidiary or Affiliate any information regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, as the Company, Parent, Subsidiary or Affiliate deems necessary or appropriate to facilitate the administration of the Plan.

BY SIGNING THE NOTICE OF STOCK OPTION GRANT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.

PLUS THERAPEUTICS

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

, INC.
2020 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

You must sign this Notice on the last page before submitting it to the Company

OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:

OPTION INFORMATION:

Date of Grant:	Type of Stock Option:
Exercise Price per Share:	⁭	Nonstatutory (NSO)
Total number of shares of Common Stock of Plus Therapeutics, Inc. (the “Company”) covered by option: ______	⁭	Incentive (ISO)

EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now: ______. (These shares are referred to below as the “Purchased Shares.”)

Total Exercise Price for the Purchased Shares: $__________

Form of payment enclosed [check all that apply]:

⁭	Check for $___________, payable to “PLUS THERAPEUTICS, INC.”

⁭

Certificate(s) for ______________ shares of Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

⁭	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

Name(s) in which the Purchased Shares should be registered
[please check one box]:

⁭	In my name only
⁭	In the names of my spouse and myself as community property	My spouse’s name (if applicable): ____________________________________________
⁭	In the names of my spouse and myself as joint tenants with the right of survivorship
⁭	In the name of an eligible revocable trust	Full legal name of revocable trust: ____________________________________________ ____________________________________________ ____________________________________________
The certificate for the Purchased Shares should be sent to the following address:		____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________

Plus Therapeutics, Inc.

2020 Stock Incentive Plan

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.
2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2020 Stock Incentive Plan and the tax consequences of an exercise.
3.

In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the Exercise Price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.

In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.

I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for incentive stock option tax purposes. As a result, the favorable incentive stock option tax treatment will be unavailable and other unfavorable tax consequences may occur.

SIGNATURE AND DATE:

, 202_

Name:       Date:

Plus Therapeutics, Inc.

2020 Stock Incentive Plan